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                                                                     EXHIBIT (I)

[FOLEY & LARDNER LLP LOGO]                             ATTORNEYS AT LAW

                                                       777 EAST WISCONSIN AVENUE
                                                       MILWAUKEE, WI  53202-5306
                                                       414.271.2400 TEL
                                                       414.297.4900 FAX
                                                       www.foley.com

                                                       CLIENT/MATTER NUMBER
                                                       082961-0105

                               February 27, 2009

Hennessy Mutual Funds, Inc.
7250 Redwood Blvd.
Suite 200
Novato, CA 94945

Ladies and Gentlemen:

     We have acted as counsel for Hennessy Mutual Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A (such amendment being hereinafter referred to as the "Amended Registration Statement") relating to the sale by you of an indefinite amount of Hennessy Mutual Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement. In this connection we have examined: (a) the Amended Registration Statement; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                 Very truly yours,


                                                 /s/ Foley & Lardner LLP

                                                 FOLEY & LARDNER LLP

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
BOSTON         JACKSONVILLE   NEW YORK            SAN FRANCISCO    TOKYO
BRUSSELS       LOS ANGELES    ORLANDO             SHANGHAI         WASHINGTON, D.C.
CENTURY CITY   MADISON        SACRAMENTO          SILICON VALLEY
CHICAGO        MIAMI          SAN DIEGO           TALLAHASSEE
DETROIT        MILWAUKEE      SAN DIEGO/DEL MAR   TAMPA
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